SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2004

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	0-26551	56-2137427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

39 Second Street NW, Hickory, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

Not Applicable

(Former address of principal executive offices)

Item 9-1. Regulation FD Disclosure

The following information is being furnished under Item 12 – Results of Operations and Financial condition: On April 29, 2004, Integrity Financial Corporation issued a press release announcing its financial results for the first quarter ended March 31, 2004 (the “Earnings Press Release”). The Earnings Press Release is attached as Exhibit 99 to this Current Report and is incorporated into this Item 12 by reference.

This Current Report on Form 8-K-A (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Integrity Financial Corporation goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of Integrity Financial Corporation management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Integrity Financial Corporation’s control).

Hickory, North Carolina. Integrity Financial Corporation, a financial services holding company doing business under the bank names of Catawba Valley Bank, Hickory, North Carolina, First Gaston Bank, Gastonia, North Carolina and subsidiary Integrity Securities, Hickory, North Carolina announced first quarter earnings of $1,118,451 or $0.24 per share. This compares to $1,193,368 or $0.26 per share for the comparable period in 2003.

The Company’s assets grew from $629.7 million at December 31, 2003 to $645.9 million at March 31, 2004, a growth rate of 2.6%. Loans increased from $463.4 million to $474.4 million or 9.8% for the period, while deposits grew 13.1% from $498.0 million to $516.4 million at March 31, 2004.

The decrease in first quarter earnings was largely due to reduced income from residential mortgage operations, and increased operating expenses from three new branches that were opened late in 2003.

Questions about this release can be directed to Susan Mikels at (828) 315-6202 or Marty Lowder at (828) 315-6200.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY FINANCIAL CORPORATION

By:	/s/ R. Steve Aaron
R. Steve Aaron
President and Chief Executive Officer

Dated: April 28, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated April 29, 2004